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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in the registration statements of Inktomi Corporation on Form S-8 (File Number 333-66217) of our report dated October 16, 1998, on our audits of the consolidated financial statements of Inktomi Corporation and its subsidiaries as of September 30, 1997 and 1998 and for the period from February 2, 1996 (date of inception) to September 30, 1996 and the years ended September 30, 1997 and 1998, which report is included in this Annual Report on Form 10-K.


                    /s/ PricewaterhouseCoopers LLP


San Francisco, California
December 16, 1998